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                     [KENNETH R. WALTERS, P.A. Letterhead]
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 P.O. Box 15361
                           Fernandina Beach, FL 32035


Members: American Institute of Certified Public Accountants and Florida
         Institute of Certified Public Accountants
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September 17, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam;

We have read Item 4 of Form 8-K which was provided by Lahaina Acquisitions, Inc., and are in agreement with the statements contained therein.



Very truly yours,

/s/ KENNETH R. WALTERS, P.A.
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KENNETH R. WALTERS, P.A.